UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2010

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 28, 2010, i2 Technologies, Inc. (“i2”) completed its merger with Alpha Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of JDA Software Group, Inc. (“JDA”), whereby Merger Sub merged with and into i2 with i2 continuing as the surviving corporation (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of November 4, 2009 (the “Merger Agreement”), by and among JDA, Merger Sub and i2. The events described below took place in connection with the consummation of the Merger.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, the Rights Agreement dated January 17, 2002 (the “Rights Agreement”) between i2 and Mellon Investor Services LLC was terminated and all preferred stock purchase rights issued under the Rights Agreement expired immediately prior to the effective time of the Merger. The termination of the Rights Agreement and expiration of the rights issued thereunder was in accordance with the Fourth Amendment thereto dated November 4, 2009, a copy of which was filed as Exhibit 4.1 to i2’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2009, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, i2 notified The NASDAQ Stock Market (“Nasdaq”) on January 28, 2010 that each outstanding share of common stock, par value $0.00025 per share, of i2 (“ i2 Common Stock”) (other than dissenting shares and treasury stock and shares of i2 Common Stock held by JDA or Merger Sub) was converted into the right to receive $12.70 in cash and 0.2562 of a share of JDA common stock (together, the “Common Stock Merger Consideration”), and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of i2 Common Stock are no longer listed on Nasdaq, which NASDAQ filed on January 28, 2010.

Item 3.03	Material Modification to Rights of Security Holders.

The Merger Agreement was adopted by i2’s stockholders at the special meeting of i2’s stockholders held on January 28, 2010, and the Merger was consummated on that day.

Under the terms of the Merger Agreement, each outstanding share of i2 Common Stock (other than dissenting shares and treasury stock and shares of i2 Common Stock held by JDA or Merger Sub) was converted into the right to receive the Common Stock Merger Consideration. In addition, each outstanding share of i2’s Series B 2.5% Convertible Preferred Stock, par value $.001 per share, was converted into the right to receive $1,100.00 per share plus all accrued and unpaid dividends through the effective time of the Merger in cash (the “Preferred Stock Merger Consideration”).

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to JDA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2010, and is incorporated herein by reference.

Upon the effective time of the Merger, holders of i2 Common Stock and Series B Preferred Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in i2 (other than dissenter’s rights, if applicable, and their right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration).

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change of control of i2 occurred, and i2 became a wholly-owned subsidiary of JDA. The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Following the Merger the amended and restated certificate of incorporation and the by-laws attached hereto as Exhibits 3.1 and 3.2 became the certificate of incorporation and by-laws of i2, as the surviving entity Merger. Each of Exhibit 3.1 and Exhibit 3.2 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2009, by and among i2, JDA and Merger Sub (incorporated by reference to Exhibit 2.1 of JDA’s Current Report on Form 8-K, filed on November 5, 2009).

3.1	Amended and Certificate of Incorporation of i2

3.2	By-laws of i2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2010	i2 TECHNOLOGIES, INC.

	By:	/S/ HAMISH N. BREWER
Hamish N. Brewer
President and Chief Executive Officer